UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Executive Vice President of Sales and Marketing

On July 30, 2024, the Company appointed Robert Manfredonia as its Executive Vice President of Sales and Marketing, effective August 1, 2024.

Mr. Manfredonia, age 59, previously served as Senior Vice President of Retail Corporate Accounts for Bonavita Beverage Group since 2019, and in the same role at Eastside Distilling from 2015-2019. Prior to entering the beverage business with Miller Brewing Company in 1999, he was a chain manager at Southern Glazer’s Wine and Spirits and proudly served in the United States Air Force.

Mr. Manfredonia’s base salary will be $275,000. In addition, he will be eligible to participate in the Company’s benefit programs and will be entitled to benefits consistent with those provided to other senior executives of the Company and any other benefits that the Board of Directors may, in their sole discretion, elect to grant him from time to time. Mr. Manfredonia will work on an at-will basis.

There are no family relationships between Mr. Manfredonia and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Manfredonia that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Information.

On July 30, 2024, the Company issued a press release to disclose the information set forth above. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated July 30, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: July 30, 2024	Lawrence Firestone
Chief Executive Officer